Exhibit 32(b)
Certificate of Chief Financial Officer
of
Vulcan Materials Company
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     I, Daniel F. Sansone, Senior Vice President and Chief Financial Officer of Vulcan Materials Company, certify that the Annual Report on Form 10-K (the “Report”) for the year ended December 31, 2005, filed with the Securities and Exchange Commission on the date hereof:
(i)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Vulcan Materials Company.

/s/ Daniel F. Sansone
Daniel F. Sansone, Senior Vice President,
February 28, 2006	Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Vulcan Materials Company and will be retained by Vulcan Materials Company and furnished to the Securities and Exchange Commission or its staff upon request.